EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Sun American Bancorp on Form S-8 of our report dated February 23, 2006 on the financial statements of Sun American Bancorp appearing in the 2005 Form 10-KSB of Sun American Bancorp.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Fort Lauderdale, Florida
January 29, 2007